*Morgan Stanley Dean Witter Invesment Management Advised Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
 Underwriting Syndicate in which
an Affiliate is a Member)
May 1, 2000 through June 30, 2000




		PARTICIPATING		TRADE	PRICE	  AMOUNT	PURCHASED		AMOUNT OF 	%
UNDERWRITING	PORTFOLIO(s)		DATE	PER SHARE PURCHASED	FROM			OFFER		UW


EGG PLC
	UIF International Magnum Port. 	6/12/00	1.60	 16,300 	Goldman Sachs
	148,000,000	0.01%


China Unicom Limited
	UIF Asian Equity Portfolio	6/15/00	19.99	 13,200		Jardine Felmming
	233,617,000	0.01%
	UIF Emerging Markets Portfolio		19.99	184,400		Jardine Felmming			0.08%


ASM Lithography Holding N.V.
	UIF Equity Growth Portfolio	6/16/00	38.15	11,000		CreditSwissFirstBoston
	60,000,000	0.02%
	UIF Technology Portfolio		38.15	14,300		ABN Amro				0.02%


Telmex ADR
	UIF Emerging Markets Portfolio	6/19/00	53.25 	11,500		SalomonSmithBarney
	27,649,306	0.04%



Phoenix Satellite Television Holdings Limited
	UIF Asian Equity Portfolio	6/25/00	HK$1.08	79,000		Merrill Lynch
	727,060,000	0.01%
	UIF Emerging Markets Portfolio		HK$1.08	943,000		Merrill Lynch				0.13%


Stratos Lightwave, Inc.
	UIF Equity Growth Portfolio	6/26/00	21.00	3,000		Lehman			8,750,000	0.03%
	UIF Technology Portfolio		21.00	1,100		CIBC					0.01%


Genuity, Inc.
	UIF Equity Growth Portfolio	6/27/00	11.00 	17,900		Deutsche Bank Sec.Inc,
	173,913,000	0.01%
	UIF Equity Growth Portfolio		11.00 	200		Warburg Dillion Read, 			0.00%
	UIF Equity Growth Portfolio		11.00 	100		ABN Amro Inc, Chicago			0.00%
	UIF Equity Growth Portfolio		11.00 	400		Williams Capital			0.00%
	UIF Technology Portfolio		11.00 	6,000		Goldman Sachs, New York			0.00%
	UIF Technology Portfolio		11.00 	12,000		Merrill Lynch, New York			0.01%
	UIF Technology Portfolio		11.00 	6,000		Bear Stearns, New York			0.00%
	UIF Technology Portfolio		11.00 	6,000		Donaldson Lufkin Jenrette, NY		0.00%
	UIF Technology Portfolio		11.00 	1,600		Deutsche Bank Sec.,Inc., NY		0.00%
	UIF Technology Portfolio		11.00 	300		Warburg Dillion Read, NY		0.00%
	UIF Technology Portfolio		11.00   100		ABN Amro Inc, Chicago			0.00%
	UIF Technology Portfolio		11.00 	700		Williams Capital			0.00%
	UIF Mid Cap Growth Portfolio		11.00 	2,100		Salomon Smith Barney			0.00%


Capstone Turbine Corp.
	UIF Equity Growth Portfolio	6/28/00	16.00	1,900		Goldman Sachs
	9,090,909	0.02%
	UIF Technology Portfolio		16.00	700		Goldman Sachs				0.01%


1) All prices in U.S. Dollar unless otherwise noted
2) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
* Morgan Stanley Dean Witter Institutional Funds, Inc. ("MSDWIF")
  The Universal Institutional Funds, Inc. ("UIF")
  The Proprietary Registered Closed-End Funds ("CEF")